Exhibit 107

Calculation of Filing Fee Tables

Amendment No. 3 to

FORM S-4

(Form Type)

ScanTech AI Systems Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities (1)

	Security Type	Securities Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Security	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee

Fees Calculated for the Currently Registered Securities	Equity	Pubco Common Stock, par value $0.0001 per share	Rule 457(f)(1) and 457(c)	13,907,172 (2)	$11.02 (8)	$153,257,035.44	0.0001476	$22,620.74
	Equity	Pubco Common Stock, par value $0.0001 per share	Rule 457(f)(1)	1,458,200 (4)	$11.02 (8)	$15,821,470.00	0.0001476	$2,371.84
	Equity	Pubco Common Stock, par value $0.0001 per share	Rule 457(f)(2)	14,184,397 (6)	$0.157 (10)	$2,214,391.27	0.0001476	$326.84
						$153,257,035.44	0.0001476	$25,319.42

Fees Recalculated for the Previously Registered Securities	Equity	Pubco Common Stock, par value $0.0001 per share	Rule 457(f)(1) and 457(c)	4,514,832 (3)	$10.85 (7)	$48,985,927.20	0.0001476	$7,230.32
	Equity	Pubco Common Stock, par value $0.0001 per share	Rule 457(f)(1) and 457(c)	1,458,200 (4)	$10.85 (7)	$15,821,470.00	0.0001476	$2,371.84
	Equity	Pubco Common Stock, par value $0.0001 per share	Rule 457(f)(2) and 457(c)	11,144,883 (5)	$0.123 (9)	$1,367,047.63	0.0001476	$201.78
						$50,352,974.83	0.0001476	$9,767.35

Fees Previously Paid	Equity	Pubco Common Stock, par value $0.0001 per share	Rule 457(f)(1) and 457(c)	4,514,832 (3)	$10.85 (7)	$48,963,353	0.0001476	$7,226.99
	Equity	Pubco Common Stock, par value $0.0001 per share	Rule 457(f)(1) and 457(c)	1,458,200 (4)	$10.85 (7)	$15,814,179	0.0001476	$2,334.17
	Equity	Pubco Common Stock, par value $0.0001 per share	Rule 457(f)(1) and 457(c)	11,144,883 (5)	$10.85 (7)	$120,866,261	0.0001476	$17,839.86
						$185,643,793	0.0001476	$27,401.02

Carry Forward Securities	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A

	Total Offering Amounts							$25,319.42
	Total Fees Previously Paid							$27,401.02
	Total Fee Offsets							$0.00
	Total Fee Due							$0.00

(1)	This filing fee table revises the previous filing fee table pursuant to Rule 457(f)(2). The previous filing fee was calculated in accordance with Rule 457(f)(1) and Rule 457(c), as applicable, based on $10.85, the average of the high and low prices of ordinary shares of Mars (“Ordinary Shares”) as reported on The Nasdaq Global Market on June 25, 2024. The fee should have been calculated in accordance with Rule 457(f)(2) for Pubco Common Stock (as defined below) expected to be issued to Company Holder Participants (as defined in the proxy statement/prospectus/consent solicitation) pursuant to Amendment No. 4 to the Business Combination Agreement. ScanTech is a private company, no market exists for its securities, and ScanTech has an accumulated deficit. Therefore, the proposed maximum aggregate offering price of ScanTech issuable to Company Holder Participants is one-third of the par value of the series B common membership units in ScanTech Identification Bean Systems, LLC (“Company Common LLC Units”) (calculated as of June 25, 2024) expected to be exchanged into Pubco Common Stock pursuant to the Business Combination Agreement (as defined below). As such, the maximum aggregate offering price should have been $1,367,047.63 with corresponding filing fee of $201.78. The total fee previously paid was $27,401.02 and the corrected total fee should have been $9,767.35 with an overpayment of $17,633.67.

(2)	Includes the maximum number of shares of common stock, $0.0001 par value per share (“Pubco Common Stock”), of the registrant, ScanTech AI Systems Inc., a Delaware corporation (“Pubco”), issuable to shareholders of Mars Acquisition Corp., an exempted company incorporated under the laws of the Cayman Islands (“Mars”) in connection with the business combination (the “Business Combination”) to be effected with ScanTech Identification Beam Systems, LLC, a Delaware limited liability company (“ScanTech”) pursuant to the business combination agreement, as amended on December 19, 2023, April 2, 2024, April 17, 2024, and September 30, 2024, (the “Business Combination Agreement,” and transactions contemplated thereby (the “Business Combination”). Based on the maximum number of shares of Pubco Common Stock issuable to Company Holder Participants in connection with the Business Combination. The number of shares of Pubco Common Stock being registered consists of:

(i)	assuming no redemptions of Ordinary Shares, 6,606,972 shares of Pubco Common Stock issuable to the Public Shareholders (as defined in the proxy statement/prospectus/consent solicitation) of Mars (which includes: (a) 2,081,432 Ordinary Shares; (b) 362,676 shares of Pubco Common Stock to be issued to Public Shareholders in connection with the Initial Extension Meeting; and (c) 4,162,864 additional shares of Pubco Common Stock to be issued pursuant to Amendment No. 4 of the Business Combination Agreement),

(ii)	6,472,200 shares of Pubco Common Stock issuable to the Insiders (as defined in the proxy statement/prospectus/consent solicitation) of Mars (which includes: (a) 2,116,000 Ordinary Shares; (b) 41,400 shares of Pubco Common Stock issued in connection with the two promissory notes entered into on March 31, 2024, and April 30, 2024, between Mars and affiliates of the Sponsor for loans for working capital purposes (the “Notes”); and (c) 4,314,800 additional shares of Pubco Common Stock, which includes two (2) shares of Pubco Common Stock to be issued for every (A) 2,116,000 Ordinary Shares and (B) 41,400 shares of Pubco Common Stock issued in connection with the Notes, pursuant to Amendment No. 4 of the Business Combination Agreement), and

(iii)	828,000 shares of Pubco Common Stock issuable to Maxim Group LLC (which includes: (a) 276,000 Ordinary Shares and (b) 552,000 Ordinary Shares to be issued pursuant to Amendment No. 4 of the Business Combination Agreement).

(3)	Based on the maximum number of shares of Pubco Common Stock issuable to holders of Ordinary Shares as initially contemplated under the Business Combination Agreement dated on September 5, 2023. The number of shares of Pubco Common Stock being registered consists of (i) 2,081,432 shares of Pubco Common Stock issuable to the Public Shareholders of Mars, assuming no redemptions of Ordinary Shares, (ii) 2,116,000 shares of Pubco Common Stock issuable to the Insiders of Mars, (iii) 41,400 shares of Pubco Common Stock issuable to the Insiders pursuant to the Notes, and (iv) 276,000 shares of Pubco Common Stock issuable to Maxim Group LLC.

(4)	The number of shares of Pubco Common Stock issuable, which consists of (i) 1,380,000 shares of Pubco Common Stock issuable upon automatic conversion of outstanding right to receive two-tenths (2/10) of one share of Pubco Common Stock (“Rights”) held by Public Shareholders and (ii) 78,200 shares of Pubco Common Stock issuable upon automatic conversion of outstanding Rights held by Insiders.

(5)	Represents shares of Pubco Common Stock to be issued to Company Holder Participants as Merger Consideration (as defined in the proxy statement/prospectus/consent solicitation) pursuant to Amendment No. 2 of the Business Combination Agreement.

(6)	Represents shares of Pubco Common Stock to be issued to Company Holder Participants as Merger Consideration pursuant to Amendment No. 4 of the Business Combination Agreement.

(7)	In accordance with Rule 457(f)(1) and Rule 457(c), as applicable, based on $10.85, the average of the high and low prices of Ordinary Shares as reported on The Nasdaq Global Market on June 25, 2024.

(8)	In accordance with Rule 457(f)(1) and Rule 457(c), as applicable, based on $11.02, the average of the high and low prices of Ordinary Shares as reported on The Nasdaq Capital Market on September 26, 2024.

(9)	Estimated solely for purposes of calculating the registration fee in accordance with Rule 457(f)(2) of the Securities Act of 1933, as amended. ScanTech is a private company, no market exists for its securities, and ScanTech has an accumulated deficit. Therefore, the proposed maximum aggregate offering price of ScanTech issuable to the Company Holder Participants is one-third of the par value of its Company Common LLC Units (calculated as of June 25, 2024) expected to be exchanged pursuant to the Business Combination Agreement.

(10)	Estimated solely for purposes of calculating the registration fee in accordance with Rule 457(f)(2) of the Securities Act of 1933, as amended. ScanTech is a private company, no market exists for its securities, and ScanTech has an accumulated deficit. Therefore, the proposed maximum aggregate offering price of ScanTech issuable to the Company Holder Participants is one-third of the par value of its Company Common LLC Units (calculated as of September 26, 2024) expected to be exchanged pursuant to the Business Combination Agreement.